EXHIBIT 10.2

                  AMENDMENT TO SELECT ASSET PURCHASE AGREEMENT


         AMENDMENT, dated June 17, 2002 (this "Amendment"), to that certain Select Asset Purchase Agreement , dated as of May 29, 2002 (the "Original Agreement"), among vFINANCE INVESTMENTS, INC., a Florida corporation ("Buyer"), SOMERSET FINANCIAL PARTNERS, INC., a Delaware corporation ("SFP"), SOMERSET FINANCIAL GROUP, INC., a Delaware Corporation ("SFG") (SFP and SFG, jointly, the "Seller"), and Douglas Toth ("Toth") and Nicholas Thompson ("Thompson") (Toth and Thompson, jointly, the "Stockholders").


                              W I T N E S S E T H:

         WHEREAS, the parties have entered into the Original Agreement; and

         WHEREAS, the parties have determined to amend same.

         NOW, THEREFORE, it is mutually agreed to by and between the parties as follows:

         1. The definition of "Independent Contractor" in Section 1.01 shall be amended to read as follows:

         "Independent Contractor" means a duly licensed or registered individual who is providing services pursuant to a valid Office of Supervisory Jurisdiction ("OSJ") Agreement, as set forth in Exhibit H.

         2. The first paragraph of Section 2.01 shall be amended to read as follows:

         Section 2.01. Purchase and Sale. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign, and deliver, or cause to be sold, conveyed, transferred, assigned, and delivered, to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all of Seller's right, title, and interest in, to and under the assets, properties, and business, of every kind and description, wherever located, real, personal, or mixed, tangible or intangible, owned, held, or used in the conduct of the Business by Seller or the subsidiaries at its Toms River, NJ, and Westport, CT offices (the "Locations") as the same shall exist on the Closing Date, including all assets and not disposed of in the ordinary course of business as permitted by this Agreement, and all assets of the Business thereafter acquired by Seller (the "Purchased Assets"), and including, without limitation, all right, title, and interest of Seller in, to and under:

         3.       Section 2.01(g) is hereby amended to read as follows:

         (g) all of the capital stock (or other equity interests of Seller) of Somerset Lending Services, Inc., a Delaware corporation, Somerset Gold I, LLC, a

                  Delaware limited liability company, America's Credit Resource Group, LLC, a Delaware limited liability company, and Somerset Platinum I, LLC, a Delaware limited liability company (the "Subsidiaries");

         4.       Section 2.07 is hereby amended to read as follows:

         Section 2.07. Payment of Purchase Price. The Purchase Price for the purchased assets (the "Purchase Price") shall be paid as follows:

                  (a) (i) The issuance, subject to the terms hereof, of the Shares, the Options and the Warrants (as those terms are defined below).

                  (ii) (X) The term "Shares" means 3,000,000 legend, restricted common shares of Buyer's parent, vFinance, Inc. ("vFinance"). Of the Shares, subject to the other terms of this Section 2.07(a) and the terms of Section 2.07(b), (1) 1,000,000 Shares (the "Initial Shares") shall be delivered at Closing to individuals or entities other than Seller or Affiliates of Seller (which shall, however, qualify as an Accredited Investor under Regulation D under the 1933 Act) as Seller shall designate in a schedule delivered to Buyer on or prior to delivery of the Releases; provided, however, that if, as set forth in Section 2.07(b)(ii), the Delivery Conditions, as defined below, have not been satisfied, such Initial Shares shall be held in escrow by the Escrow Agent subject to the terms of this Agreement and the Escrow Agreement, as those terms are defined below, to be released from escrow as provided in subject the Escrow Agreement), and (2) 2,000,000 common shares (the "Additional Shares") shall be held in escrow by the Escrow Agent subject to the terms of this Agreement and the Escrow Agreement, to be released from escrow in monthly installments commencing on last business day of the first full calendar month subsequent to Closing; provided, however, that the release from escrow of the Shares and the Warrants deposited in escrow shall be further conditioned on the satisfaction of both of the following conditions: (x) 80% of the Key Transferred Employees set forth in the Disclosure Schedule, shall have had all registration and licenses transferred to Buyer, and such registration and licenses shall remain with Buyer for a period of not less than thirty (30) days after Closing; and (y) the average Gross Production of such Transferred Employees (determined on a cumulative basis as provided in the Escrow Agreement) received by Buyer (net of any monies held by any clearing agents with respect to Gross Production by the Transferred Employees) on a monthly basis during such months, equals or exceeds $350,000.

                  (Y) Gross Production under this Section 2.07 shall be cumulative, and excesses or shortfalls shall be carried forward to the next month or months, provided, however, that
                  (i) subject to Section 2.07(b) :

                  (A) on such date prior to the date (the "First Anniversary Date") which is the first anniversary of Closing that the Gross Production equals or exceeds $4,200,000, any balance up to a maximum of 1,500,000 Additional Shares will be released,

                  (B) on such date prior to the First Anniversary Date that the Gross Production equals or exceeds $6,000,000, and additional 250,000 Additional Shares will be released, and

                  (C)on such date prior to the First Anniversary Date that the Gross Production equals or exceeds $8,000,000,a final 250,000Additional Shares will be released :and

                  (D) if on the First Anniversary Date the Gross Production shall not equal or exceed $8,000,000, no further shares shall be released by the Escrow Agent and all remaining Escrowed Consideration shall be immediately returned to the Buyer.

                  (iii) The term "Options" means non-transferrable options issued to Seller or Affiliates of Seller (which shall qualify as an Accredited Investor under Regulation D under the 1933
                  Act) to purchase 1,400,000 shares of vFinance, which options shall be substantially in the form annexed as Exhibit G. Of the Options, (1) 1,200,000 options shall be issued at Closing solely to the Key Transferred Employees listed on Schedule 2.07(c)(i) and in the amounts set forth in said Schedule, and
                  (2) 200,000 options shall be issued as directed by Seller to other Accredited Investors acceptable to Buyer and identified within ninety (90) days of Closing Date. The options are not cancelable but will vest in four equal annual installments commencing on the first anniversary of Closing shall bear an exercise price of $.35 per share, and shall carry piggy-back registration rights as set forth in Section 6.03. To the extent any such options are issued to Stockholders or Key Transferred Employees, all vested rights thereunder shall terminate 90 days after the termination of any employer-employee relationship or OSJ relationship with Buyer, unless same shall have been terminated for Cause in which event such rights will terminate immediately, and all non-vested rights shall expire upon such termination. The options shall not have cashless exercise rights.

                  (iv) The term "Warrants" means warrants issued to individuals or entities other than to Seller or Affiliates of Seller (which shall qualify as an Accredited Investor) acceptable to Buyer and identified within ninety (90) days of Closing Date to purchase 500,000 shares of vFinance, which warrants shall be substantially in the form annexed hereto as Exhibit G. Such warrants shall bear an exercise price of $.35 per share, and shall carry piggy-back registration rights as set forth in
                  Section 6.03. The warrants shall not have cashless exercise rights.

                  (v) The term "Escrow Agent" means Krieger & Prager LLP, as escrow agent pursuant to the terms of an escrow agreement (the "Escrow Agreement") substantially in the form of Exhibit K to this Agreement, or a successor escrow agent acting in such capacity under the terms of the Escrow Agreement.

                  (vi) The term "Delivery Conditions" means satisfaction of all, but not less than all, of (x) the Opinion Condition, (y) the Releases Condition, and (z) the Agreements Condition.

                  (vii) The term "Opinion Condition" means the delivery to Buyer of the Seller's Opinion (as defined below).

                  (viii) The terms "Releases Condition" means the delivery by Seller to Buyer, with a copy to the Escrow Agent, of executed covenants, addressed to Buyer, not to sue (in the form annexed as Exhibit K) from the holders of 85% in principal amount of the Seller's equity or debt identified on Schedule 3.07-Financing Profile dated May 31, 2002 (collectively the "Releases).

                  (ix) The term "Agreements Condition" means that each of the agreements referred to in Section 10.01(c) through (e), inclusive, of this Agreement, as amended, but not less than all of them, shall have been entered into with the Buyer.

                  (x) The term "Escrowed Consideration" means the Escrowed Shares and Warrants (but not the Options) as the context may require.

                  (b) (i) Neither the Buyer nor the Escrow Agent shall be obligated to release or deliver any Shares or other Escrowed Consideration at Closing or thereafter, unless no later than forty-five (45) days of the Closing Date the Seller shall have satisfied both the Opinion Condition and the Releases Condition.

                  (ii) If both the Opinion Condition and the Releases Condition have been timely satisfied but (i) on or prior to the Closing Date, SFG shall be engaged, or under applicable regulatory guidelines shall be required to engage, in a liquidating transaction, or (ii) the Agreements Condition is not satisfied within forty-five (45) days of the Closing Date, the Initial Shares and the Warrants (as defined below) shall be delivered to the Escrow Agent and released under the terms of the Escrow Agreement pari passu with the release of the initial 1,500,000 Additional Shares.

                  (iii)Notwithstanding timely satisfaction of both the Opinion Condition and the Releases Condition, the Escrow Agent shall not be obligated to release any Shares or other Escrowed Consideration unless the Seller on or prior to any escrow release date shall have paid all approved and unpaid commissions, payroll, bonuses and other forms of compensation due to any Transferred Employee or employees of the Seller incurred prior to the Closing Date as set forth in a schedule to be delivered within forty-five (45) days of the execution of this Amendment ,

                  (iv) The parties shall equitably adjust the number of Shares hereunder at Closing, in respect of any unpaid or otherwise outstanding obligations of Seller under any leases of real property, equipment leases, and other agreements or contracts not listed on Schedules 3.08, 3.11 and 3.11 (b) or assumed by Buyer, which Buyer elected or is required to pay after the Closing, will be assuming, or will be required to assume at Closing.

                  (c) [INTENTIONALLY OMITTED]

         5.       Section 2.08 is hereby amended to read as follows:

         Section 2.08. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Krieger & Prager, LLP as soon as possible, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. At the
         Closing:

                  (a) Buyer shall deliver to Seller, Stockholders, or their respective designees, or Escrow Agent the Shares, Options and Warrants set forth in Section 2.07, as may be applicable;

                  (b) Seller and Buyer shall enter into an Assignment and Assumption Agreement, and Seller shall deliver to Buyer such special warranty deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets; and

                  (c) Seller shall deliver all the capital stock (or other equity interest) in the Subsidiaries by appropriate instruments to Buyer's affiliate, vFinance Investment Holdings, Inc.; and

                  (d) the opinion, certificates and documents required pursuant to Article 10.

         6.       Section 10.01 shall be amended to read as follows:

         Section 10.01. Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) No provision of any applicable law or regulation and no judgment, injunction, order, or decree shall prohibit the consummation of the Closing.

                  (b) All actions and consents by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Closing shall have been taken, made, or obtained, including the requirements of the Securities and Exchange Commission, the National Association of Securities Dealers and CSC.

                  (c) Buyer and Stockholders shall have entered into an acceptable Independent Contractor Agreement with Somerset Financial Group, Inc. and Nicholas Thompson with respect to the Princeton, New Jersey office.

                  (d) Buyer shall have entered into acceptable Independent Contractor Agreements with the Independent Contractors in its existing Melville, New York and Westport, Connecticut offices.

                  (e) Buyer and each of Kenneth Franklin and William Schloth shall have entered into Employment Agreements acceptable to Buyer.

         7.       Section 10.02 is hereby amended to read as follows:

         Section 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Seller shall have performed in all material respects all of its obligations and covenants hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto (A) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date as if made at and as of such time, and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer of Seller to the foregoing effect.

                  (b) There shall not be threatened, instituted, or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit, or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets or of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

                  (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order, or decree proposed, enacted, enforced, promulgated, issued, or deemed applicable to the purchase of the Purchased Assets, by any court, government, or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 10.02(b)(i) and 10.02(b)(ii) above.

                  (d) Buyer shall have received an opinion of Kaplan, Gotbetter & Levinson, Esqs., counsel to Seller, dated the Closing Date in the form annexed hereto (the "Seller's Opinion"). In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York and Delaware or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, and, as to matters of fact, upon certificates of officers of Seller, copies of which opinions and certificates shall be contemporaneously delivered to Buyer.

                  (e) Execution and delivery of other relevant agreements, including non-compete, employment agreements, trademark or software licenses, leases, clearing, service or administrative agreements, or other transition agreements.

                  (f) Seller shall have received all Required Consents, Other Consents, Permits, and all consents, authorizations or approvals from the governmental agencies referred to in
                  Section 3.05, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization, or approval shall have been revoked.

                  (g) Seller shall have delivered duly executed Releases as required under Section 2.07 (a) (viii).

                  (h) Buyer shall have received, in all respects the Required Approvals for each facility or real property leased, or operated by Seller with respect to the Purchased Assets and any required state or municipal transfer form from the Seller. Such forms shall be satisfactory to Buyer in its sole discretion and shall not impose upon Buyer any obligations or liabilities to which Buyer shall not have consented in writing prior to the Closing.

                  (i) Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

         8. The parties hereto acknowledge and agree that for purposes of the Original Agreement and this Amendment, (a) the term "Agreement" means the Original Agreement, as amended by this Amendment, and (b) the term "Closing" or "Closing Date" as used in the Agreement means the date of this Amendment.

         9. (a) Except with respect to the obligations of a party under Article 11 and Section 12.02 of the Original Agreement, Buyer, on the one hand, and Seller and the Stockholders (collectively, the "Seller Group"), on the other hand, acknowledge and agree that if both the Opinion Condition and the Releases Condition are not satisfied within forty-five (45) days of the Closing, neither the Buyer nor the Seller Group shall have any further obligations to the other or to any Affiliate or designee of such party under the Agreement and each of Buyer and each member of the Seller Group specifically acknowledges and agrees, for itself and its respective Affiliates and designees, that, in such event, it (or such Affiliate or designee) will not make any claim in any forum (including, but not necessarily limited to, any federal or state court, any arbitration board, any government, quasi-government or regulatory body or agency) against any other party hereto (or any Affiliate, principal, officer, director, agent, representative, or employee thereof) on account of the Agreement or the transactions contemplated thereby, including any claim with respect to actions leading up to the execution and delivery of the Agreement.

         (b) Each party agrees that any right to designate an Affiliate or another designee to receive any benefits under the Agreement is expressly conditioned upon such party's affirmatively obtaining the acknowledgment and agreement of such Affiliate or designee, as the case may be, to the provisions of this Section 9 of this Amendment.

         10. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the Original Agreement between the parties.

         11. As hereby modified and amended, the Original Agreement shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                                        vFINANCE INVESTMENTS, INC.


                                        By: /s/ Leonard J. Sokolow
                                            ----------------------

                                        Name: Leonard J. Sokolow

                                        Title: Chief Executive Officer



                                        SOMERSET FINANCIAL PARTNERS, INC.


                                        By: /s/ Douglas Toth
                                            ----------------

                                        Name: Douglas Toth

                                        Title: Chief Executive Officer



                                        SOMERSET FINANCIAL GROUP, INC.


                                        By: /s/ Douglas Toth
                                            ----------------

                                        Name: Douglas Toth

                                        Title: Chief Executive Officer



                                        DOUGLAS TOTH

                                        By: /s/ Douglas Toth
                                            ----------------


                                        NICHOLAS THOMPSON

                                        By: /s/ Nicholas Thompson
                                            ---------------------

EXHIBIT K

         In consideration of the payment to me, ________________________ (Releasor), of One Dollar ($1.00), the receipt whereof is hereby acknowledged, I , being over eighteen (18) years of age, do hereby covenant and agree with _______________________ (Releasee), that I will not institute any suit or action at law or otherwise against vFinance Investments, Inc., its affiliates, directors, officers, successors, assigns, heirs, executors or administrators, and not institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action or cause of action for damages, costs, loss of service, expenses or compensation for or on account of any damage or loss, whether developed or undeveloped, resulting or to result, known or unknown, which I ever had, now have, or which I, my heirs, executors or administrators hereafter can, shall, or may have for, or by reason of any matter, cause or thing whatsoever relating to the purchase, acquisition and transfer of certain assets (tangible and intangible) of Somerset Financial Group, Inc. and Somerset Financial Partners to vFinance Investments, Inc., including any claim or demand relating to any outstanding liability of Releasee or any affiliate thereof to Releasor.
         It is further understood and agreed that the payment of the said sum is not to be construed as an admission on the part of _____________________ (Releasee) of any liability whatsoever.
         The undersigned expressly reserves all rights of action, claims and demand against any and all other persons whosoever not herein named.
         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________, 2002.

                                             -----------------------------------
                                                           Signature


County of
State of

         On the ______ day of ______________________ in the year 2002 before me, the undersigned, a notary public in and for said state, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                                         NOTARY PUBLIC